Exhibit 3.1.1

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AMEDICA CORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Amedica Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation (hereinafter referred to as the “Corporation”) is Amedica Corporation.

2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 10, 1996 under the name Amedica Corp. A Restated Certificate of Incorporation of the Corporation was filed on October 25, 2004 (the “Base Restated Certificate”), and said Base Restated Certificate was amended by (a) a Certificate of Designation for Series C Convertible Preferred Stock filed on February 24, 2006 (the “Series C Certificate of Designation”), (b) a Certificate of Designation for Series D Convertible Preferred Stock filed on April 16, 2007 (the “Series D Certificate of Designation”), (c) Certificates of Amendment respectively filed on July 26, 2007 and November 1, 2007, (d) a Certificate of Increase of Series D Convertible Preferred Stock filed on December 21, 2007, (e) a Certificate of Amendment filed on March 1, 2010, (f) a Certificate of Designation for Series E Convertible Preferred Stock filed March 19, 2010 (the “Series E Certificate of Designation”), (g) Certificates of Designation of Series A-1 Convertible Preferred Stock (the “Series A-1 Certificate of Designation”), Series B-1 Convertible Preferred Stock (the “Series B-1 Certificate of Designation”), Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designation”) and Series D-1 Convertible Preferred Stock (the “Series D-1 Certificate of Designation”) filed on March 19, 2010, (h) a Certificate of Amendment filed on March 19, 2010, (i) a Certificate of Increase of Series D-1 Convertible Preferred Stock filed on March 24, 2010, (j) a Certificate of Decrease of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock filed on March 25, 2010, (k) a Certificate of Increase of Series E Convertible Preferred Stock filed on September 20, 2010, (l) a Certificate of Increase of Series C Convertible Preferred Stock filed May 10, 2012, (m) a Certificate of Increase of Series D Convertible Preferred Stock and a Certificate of Decrease of Series E Convertible Preferred Stock, each filed on December 14, 2012, (n) a Certificate of Designation of Series F Convertible Preferred Stock filed on December 14, 2012 (the “Series F Certificate of Designation”), (o) a Certificate of Amendment filed on August 27, 2013, (p) a Certificate of Increase of Series F Convertible Preferred Stock filed on August 27, 2013, and (q) a Certificate of Amendment filed on February 10, 2014.

3. The following paragraph is inserted immediately following Article FOURTH, Section C.2(c)(i) of the Base Restated Certificate, and immediately before Section C.2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series A Preferred Stock and Series B Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

4. The following paragraph is inserted immediately following Section 2(c)(i) of the Series C Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series C Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

5. The following paragraph is inserted immediately following Section 2(c)(i) of the Series D Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series D Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30,

2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

6. The following paragraph is inserted immediately following Section 2(c)(i) of the Series E Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series E Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

7. The following paragraph is inserted immediately following Section 2(c)(ii) of the Series F Certificate of Designation, and immediately before Section 2(c)(iii) thereof:

“In addition to the automatic conversion of shares of Series F Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio calculated using the Conversion Price determined pursuant to paragraph (iii) below immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

8. The following paragraph is inserted immediately following Section 2(c)(i) of the Series A-1 Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series A-1 Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

9. The following paragraph is inserted immediately following Section 2(c)(i) of the Series B-1 Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series B-1 Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series B-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

10. The following paragraph is inserted immediately following Section 2(c)(i) of the Series C-1 Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series C-1 Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30, 2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

11. The following paragraph is inserted immediately following Section 2(c)(i) of the Series D-1 Certificate of Designation, and immediately before Section 2(c)(ii) thereof:

“In addition to the automatic conversion of shares of Series D-1 Preferred Stock under circumstances described in the immediately preceding paragraph, each share of Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation that shall occur on or before June 30,

2014, with gross proceeds equal to or greater than Twenty Million Dollars ($20,000,000.00), and such offering shall be deemed to be a “Qualified Initial Public Offering” hereunder.”

12. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of the outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice, and written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

13. Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 10th day of February, 2014.

AMEDICA CORPORATION

By:	/s/ Kevin J. Ontiveros
Kevin J. Ontiveros, Secretary